EXHIBIT E

         FORMS OF LETTERS FROM THE COMPANY TO MEMBERS IN CONNECTION WITH
                         ACCEPTANCE OF OFFERS OF TENDER


THE FOLLOWING LETTERS ARE BEING SENT TO MEMBERS IF THEY TENDERED ALL OF THEIR SHARES IN THE SERIES OF THE COMPANY PURSUANT TO THEIR NOTICE OF INTENT TO TENDER.

                                                              [April [27], 2007]

Dear Member:

     Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the "Company") has received and accepted for purchase your tender of all of your Shares of the Series of the Company pursuant to your Notice of Intent to Tender.

     Because you have tendered and the Company has purchased your entire investment in the Series, you have been issued a note (the "Note") entitling you to receive payment in an amount equal to the unaudited net asset value of your Shares of the Series as of June 29, 2007, in accordance with the terms of the tender offer. The Note has been deposited in the account with your authorized placement agent designated by you in your Notice of Intent to Tender. Any cash payment in settlement of the Note will be wire transferred to that account no later than July 29, 2007, unless the valuation date of such Shares has changed, or the Series has requested a withdrawal of its capital from the investment funds in which it invests (and has not yet received at least 90% of the proceeds of such withdrawal).

     Should you have any questions (or wish to request a copy of your Note), please feel free to contact CAI Investing Services, the Company's agent for this purpose, at (212) 783-1312. You may also direct questions to your financial consultant.

                                   Sincerely,

                                   Citigroup Alternative Investments
                                   Multi-Adviser Hedge Fund Portfolios LLC

                                                                 [July 29, 2007]

Dear Member:

     Enclosed is a statement showing our purchase of all of your Shares of the Series of Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the "Company") pursuant to your Notice of Intent to Tender.

     Because you have tendered and the Company has purchased your entire investment in the Series, you have been paid an amount equal to the unaudited net asset value of your Shares of the Series as of June 29, 2007 in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the account with your authorized placement agent designated by you in your Notice of Intent to Tender. This is in full settlement of the Note previously issued to that account in respect of your tender.

     Should you have any  questions  (or wish to request a copy of your canceled
Note), please feel free to contact CAI Investing Services, the Company's agent for this purpose, at (212) 783-1312. You may also direct questions to your financial consultant.

                                   Sincerely,

                                   Citigroup Alternative Investments
                                   Multi-Adviser Hedge Fund Portfolios LLC



Enclosure

THE FOLLOWING LETTERS ARE BEING SENT TO MEMBERS IF THEY TENDERED A PORTION OF THEIR SHARES OF THE SERIES OF THE COMPANY SPECIFIED IN THEIR NOTICE OF INTENT TO TENDER.


                                                              [April [27], 2007]

Dear Member:

     Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the "Company") has received and accepted for purchase your tender of a portion of your Shares of the Series of the Company pursuant to your Notice of Intent to Tender.

     Because you have tendered and the Company has purchased a portion of your investment in the Series, you have been issued a note (the "Note"). The Note entitles you to receive payment in an amount equal to the purchase price of your Shares accepted for purchase. In accordance with the terms of the tender offer, such purchase price is expected to be based on the unaudited net asset value of the Series as of June 29, 2007. The Note has been deposited in the account with your authorized placement agent designated by you in your Notice of Intent to Tender. Any cash payment in settlement of the Note will be wire transferred to that account no later than July 29, 2007, unless the valuation date has changed, or the Series has requested a withdrawal of its capital from the investment funds in which it invests (and has not yet received at least 90% of the proceeds of such withdrawal), and provided that your account retains the required minimum Series account balance, all in accordance with the terms of the tender offer. You remain a Member of the Company with respect to the portion of your Shares that you did not tender.

     Should you have any questions (or wish to request a copy of your Note), please feel free to contact CAI Investing Services, the Company's agent for this purpose, at (212) 783-1312. You may also direct questions to your financial consultant.

                                   Sincerely,

                                   Citigroup Alternative Investments
                                   Multi-Adviser Hedge Fund Portfolios LLC

                                                                 [July 29, 2007]

Dear Member:

     Enclosed is a statement showing our purchase of a portion of your Shares of the Series of Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the "Company") pursuant to your Notice of Intent to Tender.

     Because you have tendered and the Company has purchased a portion of your investment in the Series, you have been paid an amount equal to the value of the purchased Shares based on the unaudited net asset value of the Series as of June 29, 2007 in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the account with your authorized placement agent designated by you in your Notice of Intent to Tender. This is in full settlement of the promissory note previously issued to that account in respect of your tender.

     You remain a Member of the Company with respect to the portion of your Shares that you did not tender.

     Should you have any  questions  (or wish to request a copy of your canceled
Note), please feel free to contact CAI Investing Services, the Company's agent for this purpose, at (212) 783-1312. You may also direct questions to your financial consultant.

                                   Sincerely,

                                   Citigroup Alternative Investments
                                   Multi-Adviser Hedge Fund Portfolios LLC



Enclosure